Exhibit 10.20

APPROVAL OF VERACYTE, INC.

Reference is made to that certain Pathology Services Agreement (the “Contract”) dated November 12, 2010 by and among Veracyte, Inc. (“Veracyte”) and Brazos Valley Pathology, P.A. (“BVPPA”). As of May 18, 2011, Veracyte hereby consents to the assignment of the Contract from BVPPA to Thyroid Cytopathology Partners, P.A. (“TCP”) as provided in that certain Assignment of Contract dated Dec 2, 2010.

VERACYTE, INC.

By:	/s/ Bonnie Anderson

Bonnie Anderson

Chief Executive Officer